UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2024

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 7.01	Regulation FD Disclosure.

The Company has been engaged in negotiations with four unaffiliated beneficial holders (or investment managers or advisors acting on behalf of the funds and/or accounts they manage that are beneficial holders) of certain debt of the Company, including the Company’s 4.500% Senior Notes due 2025 (which holders we refer to, collectively, as the Ad Hoc Group) in connection with the Ad Hoc Group’s consideration of a potential refinancing transaction relating to the outstanding debt of the Company and its subsidiaries (which we refer to as the Refinancing Transaction).

Each member of the Ad Hoc Group has previously entered into a confidentiality agreement with the Company. Pursuant to the confidentiality agreements, the Company has agreed, as and when provided in such agreements, to publicly disclose certain information provided by the Company and its representatives.

One member of the Ad Hoc Group has declined to continue to engage in negotiations with the Company and to extend the disclosure deadline in its confidentiality agreement beyond October 22, 2024. Accordingly, information in this Current Report on Form 8-K, including the Disclosure Materials, dated as of October 22, 2024, which are furnished with this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference, is being furnished to satisfy the Company’s public disclosure obligations pursuant to that member’s confidentiality agreement.  The term sheets setting forth (1) the Ad Hoc Group’s most recent proposal to the Company and (2) the Company's most recent proposal to the Ad Hoc Group, in each case as to the material terms of a potential Refinancing Transaction, are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

As of October 22, 2024, the Company has not reached any agreement with the Ad Hoc Group or any member thereof with respect to a Refinancing Transaction. However, the Company continues to actively engage in negotiations with the other members of the Ad Hoc Group.

The information contained in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. The information contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy securities of the Company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Disclosure Materials, dated as of October 22, 2024.
99.2	Term Sheet, dated as of October 17, 2024.
99.3	Term Sheet, dated as of October 20, 2024.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  October 22, 2024